EXHIBIT 99.1

                                  JOINT VENTURE
                           INTEREST PURCHASE AGREEMENT

        This AGREEMENT, dated September 30, 1995 by and among Hugo Neu Corporation, a New York corporation formerly known as Hugo Neu & Sons, Inc. ("HNC"), and Proler International Corp., a Delaware corporation ("Proler");

                              W I T N E S S E T H:

        WHEREAS, Proler and HNC are participants in HPI, a joint venture formed and operated pursuant to that certain Joint Venture Agreement dated May 25, 1989 by and between HNC, Proler and Intercontinent Chartering Corporation ("ICC") and in HPNJ, a joint venture formed and operated pursuant to that certain Joint Venture Agreement dated as of May 25, 1989 between HNC and Proler, as amended, (HPI and HPNJ are each referred to herein as a Joint Venture and collectively as the "Joint Ventures" and reference hereinafter to the Joint Ventures shall be deemed to refer to either or both of the Joint Ventures, as the context may require), and Metro Metal Recycling Corp. ("Metro") is a New York corporation, the shares of which are wholly-owned by HPI; and

        WHEREAS, Proler wishes to transfer to HNC all of Proler's right, title and interest in and to HPI and HPNJ (such right, title and interest hereafter referred to as the "Proler Interests") and HNC wishes to acquire the Proler Interests,

        NOW THEREFORE, the parties, in consideration of the representations, warranties, covenants and agreements made herein, hereby agree as follows:

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1.      TRANSFER OF INTERESTS. Proler hereby transfers the Proler Interests to
        HNC, effective as of the date hereof. As soon as practicable following the execution of this Agreement, HNC will purchase or cause the Joint Ventures to purchase, ICC's interest in HPI. An amount equal to $47,500, representing Proler's Percentage Share (as defined below) of the consideration for such purchase shall be deducted from the purchase price paid Proler as set forth in Section 2(a) below. For purposes of this Agreement, Proler's Percentage Share and HNC's Percentage Share shall each mean fifty percent (50%).

2.      PAYMENTS.

        a. PURCHASE PRICE. In full payment and consideration for the transfer of the Proler Interests, HNC shall pay or cause to be paid to Proler the amount of $3,272,927 (the "Purchase Price") upon the execution and delivery of this Agreement, less the amount of $47,500 described in Section 1 above.

        b. ALLOCATION OF PURCHASE PRICE. Of the Purchase Price, $1,776,890 shall be allocable to the purchase of Proler's right, title and interest in HPI and $1,496,037 shall be allocable to the purchase of Proler's right, title and interest in HPNJ.

        c. REIMBURSEMENT OF ADVANCES. In full reimbursement for advances made by Proler to the Joint Ventures on behalf of HNC, HNC shall pay or cause to be paid to Proler the amount of $4,370,850 upon the execution and delivery of this Agreement.

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3.      REPRESENTATIONS AND WARRANTIES OF PROLER. Proler hereby represents and warrants as follows:

        a. TITLE TO PROLER INTERESTS. Proler is the record and beneficial owner of the Proler Interests, free and clear of any liens, security interests, claims or encumbrances.

        b. DUE AUTHORIZATION. Proler has full corporate power and authority to execute and deliver this Agreement and the Remediation Agreement, as defined below, and to perform its obligations thereunder, and the execution, delivery and performance of this Agreement and the Remediation Agreement by Proler have been duly authorized by all necessary corporate action on the part of Proler. This Agreement and the Remediation Agreement have been duly executed and delivered by Proler and are the valid and binding obligations of Proler enforceable in accordance with their respective terms.

        c. NON-CONTRAVENTION. The execution, delivery and performance of this Agreement and the Remediation Agreement by Proler and the consummation of the transactions contemplated thereby do not and will not contravene the Certificate of Incorporation or By-Laws of Proler, and do not and will not conflict with or result in the breach of or default under, or result in or permit the creation of any lien, security interest, claim or encumbrance upon the Proler Interests pursuant to any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which Proler is a party or by which it or any of its properties, are bound or affected.

        d. REGULATORY APPROVALS. No governmental notice, filing, authorization, approval, order or consent is required to be given, filed or obtained by Proler in connection with the execution, delivery and performance of this Agreement and the Remediation Agreement by Proler.

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4.      REPRESENTATIONS AND WARRANTIES OF HNC. HNC hereby represents and warrants as follows:

        a. DUE AUTHORIZATION. HNC has full corporate power and authority to execute and deliver this Agreement and the Remediation Agreement and to perform its obligations thereunder, and the execution, delivery and performance of this Agreement and the Remediation Agreement by HNC have been duly authorized by all necessary corporate action on the part of HNC. This Agreement and the Remediation Agreement have been duly executed and delivered by HNC and are the valid and binding obligations of HNC enforceable in accordance with their respective terms.

        b. NON-CONTRAVENTION. The execution, delivery and performance of this Agreement and the Remediation Agreement by HNC and the consummation of the transactions contemplated thereby do not and will not contravene the Certificate of Incorporation or By-Laws of HNC and do not and will not conflict with or result in the breach of or default under any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which HNC is a party or by which it or any of its properties are bound or affected.

        c. REGULATORY APPROVALS. No governmental notice, filing, authorization, approval, order or consent is required to be given, filed or obtained by HNC in connection with the execution, delivery and performance of this Agreement and the Remediation Agreement by HNC.

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5.      REMEDIATION AGREEMENT.

        Simultaneously with the execution and delivery hereof, the parties shall enter into an agreement (the "Remediation Agreement") in the form attached as Exhibit A hereto.

6.      INDEMNIFICATION.

        a. Proler agrees to indemnify and hold HNC harmless against and from any and all taxes, claims, costs, expenses, liabilities, fines, penalties and damages, including, without limitation, reasonable attorneys' fees and costs, known or unknown, actual or contingent, (collectively, all of the foregoing being called "Claims"), incurred by HNC directly, or indirectly as a result of its ownership of Metro, and arising out of or attributable to
                (i) any breach of any representation, warranty or covenant made by Proler herein or in the Remediation Agreement, or (ii) Proler's Percentage Share of any Claim which now exists or may exist at any time before or after the date of this Agreement and which arises out of or may arise out of, by virtue of or based upon the business or operations of the Joint Ventures or Metro on or prior to December 31, 1994 (the "Cut-Off Date"), including but not limited to any Claims with respect to environmental matters, other than Environmental Remediation and Restoration and Repair (as defined in and provided for in the Remediation Agreement).

        b. HNC agrees to indemnify and hold Proler harmless against and from any and all Claims, as defined in Section 6(a), incurred by Proler and arising out of or attributable to (i) any breach of any representation, warranty or covenant made by HNC herein or in the Remediation Agreement, (ii) HNC's Percentage Share of any Claim which now exists or may exist at any time before or after the date of this Agreement and which

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                arises out of or may arise out of, by virtue of or based upon the business or operations of the Joint Venture or Metro on or prior to the Cut-Off Date, including any Claim with respect to Environmental Remediation or Restoration and Repair, (iii) any Claim arising out of or by virtue of or based upon Environmental Remediation or Restoration and Repair commenced after the Remediation Commencement Period (as defined in and provided for in the Remediation Agreement) or (iv) any Claim arising out of, or by virtue of, or based upon HNC's operation or conduct of the business of the Joint Ventures or Metro after the Cut-Off Date.

        c. Notwithstanding anything to the contrary contained herein, the indemnification provided for in Section 6(a), above with respect to Claims arising out of, by virtue of or based upon the business or operations of Metro prior to the Cut-Off Date, shall apply only to the extent that such costs are (i) incurred by Metro during such time as Metro is owned by HNC or an Affiliate of HNC or (ii) incurred by HNC at any time (whether or not HNC or an Affiliate of HNC owns Metro at such time). HNC's rights pursuant to such indemnification may not be transferred or assigned to any person or entity other than an Affiliate of HNC and any such purported transfer or assignment shall be void and of no force and effect. The term "Affiliate" as used in this Agreement shall mean, with respect to any person or entity, any other person or entity controlling, controlled by, or under common control with, such person or entity, directly or indirectly. For purposes hereof, without limitation, direct or indirect ownership of 50% or more of the equity interest of an entity shall be deemed a controlling interest in such entity. Unless otherwise directed by HNC any and all amounts due under
                Section 6(a) shall be paid to

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                HNC and shall be treated for tax purposes as a reduction in the purchase price paid by HNC for the Proler Interests. Except as otherwise specifically provided in this Agreement, the indemnities provided for in Section 6(a) and Section 6(b) shall be without limitation as to time.

        d. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION PROVISIONS CONTAINED HEREIN EACH PARTY'S INDEMNIFICATION OBLIGATION UNDER THIS AGREEMENT SHALL BE IRRESPECTIVE OF THE BASIS (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OF ANY CLAIM AGAINST AN INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT A PARTY'S OBLIGATION SHALL NOT BE APPLICABLE TO LIABILITY ARISING OUT OF, OR BY VIRTUE OF, OR BASED UPON AN ACT OR OMISSION OF THE PARTY BY OR THROUGH WHOM THE INDEMNITY IS CLAIMED WHICH WAS (i) IN BAD FAITH, (ii) INVOLVED INTENTIONAL OR WILLFUL MISCONDUCT, INCLUDING INTENTIONAL AND WILLFUL MISCONDUCT WHICH CONSTITUTES OR GIVES RISE TO AN ILLEGAL OR UNLAWFUL ACT OR OMISSION AND
                (iii) INVOLVED THE RECEIPT OF A BENEFIT BY THE PARTY BY OR THROUGH WHOM THE INDEMNITY IS CLAIMED NOT SHARED IN BY THE JOINT VENTURES, METRO OR THE INDEMNIFYING PARTY. THE INDEMNIFICATION PROVIDED FOR IN SECTION 6(a) AND SECTION 6(b) ABOVE SHALL BE IN ADDITION TO AND NOT IN LIEU OF ANY OTHER REMEDIES AVAILABLE TO THE PARTIES AT LAW OR IN EQUITY.

7. CONTINGENT PAYMENT FOR PROLER. In the event that within twelve (12) months after the date of execution of this Agreement HNC shall, directly or indirectly, sell, assign, dispose of or otherwise transfer the business and/or all or substantially all of the assets of a Joint Venture or Metro or HNC's interest therein to any person or entity not an Affiliate of HNC, or cause such business and/or substantially all of the assets of or HNC's interest in such entities to be sold,

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        assigned, disposed of or otherwise transferred to any person or entity not an Affiliate of HNC, whether pursuant to a sale of substantially all of the assets of the Joint Ventures or Metro, a sale of HNC's interest in the Joint Ventures or Metro, or otherwise (in any such case, a "Sale"), and the consideration received in such Sale, exclusive of an amount equal to the difference between the current assets and current liabilities of the Joint Ventures and Metro assumed by the transferee (as determined by any allocation agreed between the parties to the Sale or if not so agreed, as otherwise agreed upon by HNC and Proler) and exclusive of an amount equal to the original cost to HNC, Metro or the Joint Ventures of any transferred assets acquired after the Cut-Off Date (the "Adjusted Sale Consideration") exceeds $1,371,911, then HNC shall pay or cause to be paid to Proler the amount, if any, equal to the difference (if a positive number) between (i) fifty percent (50%) of the Adjusted Sale Consideration, less fifty percent (50%) of any losses (exclusive of depreciation and any other non-cash losses) incurred in the conduct of the Joint Ventures' and Metro's business during the period from the Cut-off Date to the date of the Sale and (ii) $685,956. Such difference (if a positive number) shall be paid to Proler by HNC promptly upon receipt of such consideration. If the purchase price for a Sale consists of consideration other than cash or promissory notes, then those assets shall be valued at their fair market value.

8. COOPERATION. HNC and Proler will cooperate after the date hereof in effecting the transactions contemplated by this Agreement. In addition, at the request of any party, the other party shall execute and deliver from time to time such further instruments of assignment, conveyance and transfer or other documents and shall cooperate in the conduct of litigation, the collection of receivables or payment of payables or claims and shall take such other actions as may reasonably be required to accomplish the orderly transfer to HNC of the Proler Interests.

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9.      CONTINUING JOINT VENTURES. Neither the transactions contemplated hereby nor anything contained in this Agreement shall in any way affect the rights, duties and obligations of the parties hereto with respect to their continuing joint ventures (e.g., Hugo Neu-Proler Company ("HNP"), Prolerized New England Company, including its Patriot Metals Company division ("PNE), and Prolerized Schiabo-Neu Company ("PSN")), or in any way amend or modify the joint venture agreements with respect thereto; provided, however, that to the extent Metro acts as agent for PNE in making domestic sales of scrap, Metro shall be entitled to receive a commission equal to 2% of such sales. Metro shall also be entitled to a commission of 2% with respect to domestic sales of scrap made by Metro on behalf of PSN, subject to the approval of Schiavone-Bonomo Corporation. Proler shall cooperate with HNC in seeking to obtain such approval. The parties further agree that a calculation will be made annually to equalize the net FOB yields realized from each grade of ferrous inventory at PNE, PSN, HPI, HPNJ and Metro in accordance with the equalization procedures currently used by La Guardia & Petrella, CPAs with respect to the shredded scrap sales of PSN and PNE. Upon completion of the equalization calculation, a payment(s) will be made within three working days to equalize the yields in accordance with such current equalization procedures. The sales commissions to Metro as provided above will be adjusted to reflect the equalized sales amounts.


10. ENTIRE AGREEMENT. This Agreement and the Remediation Agreement constitute the entire understanding and agreement among the parties with respect to the subject matter and supersede any prior understandings and agreements (whether written or oral) among them respecting such subject matter.
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11.     HEADINGS. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

12. SEVERABILITY. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

13. NOTICES. All notices, requests, demands, waivers, consents, approvals or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested or sent by same day or overnight courier or express service, postage prepaid, return receipt requested, to the following addresses:

        If to Proler, to:

        Proler International Corp.
        4265 San Felipe Suite 900
        Houston, Texas 77027
        Attention:  Mr. Herman Proler,
                    Chairman and Chief
                    Executive Officer

        with a copy to:

        Mayor, Day, Caldwell & Keeton, L.L.P.
        700 Louisiana, Suite 1900
        Houston, Texas  77002
        Attention:  Richard B. Mayor

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        If to HNC or Metro, to:

        Hugo Neu Corporation
        1185 Avenue of the Americas
        New York, New York  10036
        Attention:  Mr. John L. Neu

        with a copy to:  Andrew Feuerstein

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice. Notice shall be deemed given on the date received.

14. WAIVER. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

15. NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and assigns (as provided in Section 16), any right, remedy or claim under or in respect of this Agreement or any provisions hereof.

16. SUCCESSORS AND ASSIGNS. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties, subject to the limitations contained in Section 6(c) above, and does not confer any rights on any other persons or entities.

17. ARBITRATION. All disputes arising under this Agreement or the Remediation Agreement shall be arbitrated by an arbitrator mutually agreed upon by Proler and HNC or if Proler and HNC cannot agree on an arbitrator within thirty days after notice of the dispute is provided by one party to the other, by an arbitrator selected by the New York City office of the American Arbitration Association. Whenever a dispute is required to be submitted to an arbitrator selected

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        by the American Arbitration Association under this Agreement, the parties shall request such American Arbitration Association to select an arbitrator who is knowledgeable in the subject under dispute and who does not have a conflict of interest. In the event of a dispute involving the Remediation Agreement, an individual selected as an arbitrator shall have not less than ten (10) years experience as a professional environmental specialist or as an attorney with experience appropriate to the issues in dispute. If the matters in dispute principally concern the legal interpretation of this Agreement or the Remediation Agreement, the arbitrator shall be an attorney. If the matters in dispute principally concern technical issues of environmental science or engineering (such as the application of technical environmental regulations, guidance, practices or policies), the arbitrator shall be an environmental specialist. If the parties hereto are unable to determine if the matter in dispute requires the services of an attorney, an environmental specialist or both as an arbitrator or arbitrators, this determination shall be made by the New York office of the American Arbitration Association. If a matter in dispute presents significant issues of both interpretation of this Agreement and technical issues of environmental science or engineering, the matter may be bifurcated and separate arbitrators selected for the bifurcated issues. Arbitrators for such bifurcated issues shall be entitled to confer, but shall each render separate determinations. All arbitration under this Agreement shall be conducted pursuant to the commercial arbitration rules and procedures of the American Arbitration Association and the determination of the arbitrator shall be final and binding on the parties. If any arbitration proceeding is brought by any party with respect to the Agreement or the interpretation, enforcement or breach hereof, and if in the opinion of the arbitrator one of the parties substantially prevails, then the party who substantially prevails in such action shall be entitled to an award of

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        all reasonable costs of arbitration, including, without limitation, reasonable attorney's fees, to be paid by the other party, in such amounts as may be determined by the arbitrator, plus interest on any disputed amounts awarded to such prevailing party, from the date of such party's original demand for payment with respect thereto, at an annual rate equal to 300 basis points over the published prime (or alternate base) rate of The Chase Manhattan Bank, N.A. in effect from time to time but not in excess of any legally permitted rate.

18. RELEASE. Each of Proler and HNC hereby releases the other party, its employees, officers, directors, shareholders and Affiliates from any claims whatsoever it may have against them arising from or relating to the management of the Joint Ventures or Metro prior to the Cut-Off Date, except for any claims arising from or relating to any acts or omissions of the other party or any of its employees, officers, directors or shareholders which (a) (i) were in bad faith, (ii) involve intentional or willful misconduct, including intentional or willful misconduct which constitutes or gives rise to an illegal or unlawful act or omission, and
        (iii) involve the receipt of a benefit by the released party not shared in by the Joint Ventures, Metro or the releasing party or (b) arise under or as a result of a breach of any provision of this Agreement or the Remediation Agreement.

19. TAX MATTERS. Federal and state tax returns with respect to the Joint Ventures and Metro for periods prior to the date of this Agreement will be prepared in accordance with past practice, except that HNC may designate an accounting firm other than Coopers & Lybrand for the period from January 1, 1995 through the date of this Agreement. The costs with respect to such federal and state tax returns for periods on or prior to the Cut-Off Date will be shared equally by Proler and HNC or their designees. The costs with respect to such federal and state tax returns for
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        periods after the Cut-Off Date shall be borne by HNC or its designees.
        Each of the parties agrees to cooperate fully with the other and to provide reasonable access to the records and personnel of the other and the work papers of its accountants in connection with any tax audit or the preparation of tax returns with respect to the Joint Ventures and Metro.

20. OPINION OF COUNSEL. Proler shall deliver to HNC simultaneously with the execution hereof an opinion of its counsel substantially in the form previously provided to HNC.

21. AMENDMENTS AND TERMINATION. This Agreement may be amended, supplemented, and terminated only by a written instrument duly executed by HNC and Proler.

22. PUBLICITY. All notices to third parties and all other publicity relating to the transactions contemplated by this Agreement, other than required filings with the Securities and Exchange Commission, shall be jointly planned, coordinated and agreed to by Proler and HNC. To the extent practicable, Proler will provide HNC with an opportunity to comment in advance on any disclosure in such filings with respect to the transactions contemplated hereby.

23. COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

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24.     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND
        ENFORCED IN ACCORDANCE WITH NEW YORK LAW, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

25. JOINDER. Metro hereby joins in this Agreement for the purpose of agreeing to the provisions set forth in Sections 5, 9, 15, 16, 17, 19 and 24 hereof and except as specifically set forth in such sections shall have no rights or obligations hereunder.

        IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement on the date first above written.

                                       HUGO NEU CORPORATION

                                       By:  /s/ JOHN NEU, PRESIDENT


                                       PROLER INTERNATIONAL CORP.

                                       By:   /s/ STEVEN F. GILLILAND, PRESIDENT


                                       METRO METAL RECYCLING CORP.

                                       By:   /s/ JOHN NEU, PRESIDENT

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